HERMAN JONES LLP SERINA M. VASH 153 Central Avenue #131 Westfield, NJ 07090 svash@hermanjones.com Telephone: (404) 504-6516 Facsimile: (404) 504-6501 [Additional Counsel on Signature Page] Attorneys for Plaintiff UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY VISWANATHA PALEMPALLI, Derivatively on Behalf of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, Plaintiff, v. MICHAEL PATSALOS-FOX, JOHN N. FOX, JR., MAUREEN BREAKIRON-EVANS, LEO S. MACKAY, JR., ZEIN ABDALLA, FRANCISCO D'SOUZA, KAREN MCLOUGHLIN, RAJEEV MEHTA, GORDON J. COBURN, STEVEN SCHWARTZ, RAMAKRISHNAN CHANDRASEKARAN, JOHN E. KLEIN, JONATHAN CHADWICK, THOMAS M. WENDEL, LAKSHMI NARAYANAN, and ROBERT E. WEISSMAN, Defendants, -and- COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware Corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. 2:21-cv-12025-EP-CF STIPULATION AND AGREEMENT OF SETTLEMENT Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 5 of 87 PageID: 2137 Exhibit 99.2

- 1 - This Stipulation and Agreement of Settlement (the "Stipulation") is made and entered into by and among the following Settling Parties1 by and through their respective counsel of record: (i) plaintiff Viswanatha Palempalli ("Plaintiff"), individually and derivatively; (ii) defendants Michael Patsalos-Fox, John N. Fox, Jr., Maureen Breakiron-Evans, Leo S. Mackay, Jr., Zein Abdalla, Francisco D'Souza, Karen McLoughlin, Rajeev Mehta, Gordon J. Coburn, Steven Schwartz, Ramakrishnan Chandrasekaran, John E. Klein, Jonathan Chadwick, and Lakshmi Narayanan (collectively, the "Individual Defendants");2 and (iii) nominal defendant Cognizant Technology Solutions Corporation ("Cognizant" or the "Company"). This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein. I. BACKGROUND A. Summary of Plaintiff's Allegations and Claims This is a putative stockholder derivative action brought on behalf of Cognizant asserting claims against the Individual Defendants for breach of fiduciary duty, 1 All capitalized terms not otherwise defined are defined in section V.1., below. 2 The parties stipulated to the voluntary dismissal of the claims against Robert E. Weissman and Thomas M. Wendel, who are deceased, which is being filed concurrently herewith. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 6 of 87 PageID: 2138

- 2 - waste of corporate assets, unjust enrichment, and violations of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Plaintiff contends that the conduct alleged in the Complaint caused damage to Cognizant. Plaintiff alleges, among other things, that the Individual Defendants breached their duty of loyalty by allowing other Individual Defendants to cause, or by themselves causing, the Company to violate the Foreign Corrupt Practices Act of 1977 ("FCPA"), by making false statements, and by causing the Company to repurchase shares at excessive prices, alleged practices that supposedly wasted the Company's assets and caused Cognizant to incur substantial damage. Plaintiff further contends that the alleged misconduct exposed Cognizant to liability for securities fraud in the related securities class action captioned In re Cognizant Tech. Sols. Corp. Sec. Litig., No. 2:16-cv-06509-ES-CLW (D.N.J.) (the "Securities Action"), which Cognizant agreed to settle for a payment of $95 million, a substantial majority of which was paid by Cognizant's insurers under the applicable directors and officers insurance policies. B. Procedural History Plaintiff sent Cognizant's Board of Directors (the "Board") a letter on April 29, 2019, demanding that the Board investigate and commence litigation against current and former officers and directors of the Company and setting forth facts Plaintiff believed supported such claims (the "Demand"). Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 7 of 87 PageID: 2139

- 3 - On May 1, 2019, Plaintiff learned that the Demand was referred to a Demand Review Committee (the "DRC") that had been previously formed in response to another stockholder's earlier litigation demand (the "2016 Demand"). On June 13, 2019, Cravath, Swaine & Moore LLP ("Cravath"), counsel to the DRC, informed Plaintiff by letter (the "Refusal Letter") that the DRC had concluded, among other things, that: (i) the work done to date, including the prior work carried out in connection with the 2016 Demand, had provided a sufficient basis on which to evaluate and respond to the Demand, and that incurring additional investigative expense was neither necessary nor in the best interest of Cognizant and its stockholders; (ii) after considering the relevant factors, including the merit and impact to the Company of any potential legal claims, bringing litigation in connection with the matters raised in the Demand would not be in the best interest of Cognizant and its stockholders; and (iii) the Demand should be rejected. The Refusal Letter also informed Plaintiff that, after discussing the DRC's determinations and recommendations, the Board unanimously adopted the DRC's recommendations as resolutions of the Board and determined to reject the Demand. After receiving the Refusal Letter, Plaintiff demanded to inspect certain of Cognizant's books and records related to the Board's investigation and rejection of the Demand pursuant to 8 Del. C. § 220. Thereafter, Plaintiff initiated a formal action in Delaware's Court of Chancery to compel inspection of the requested books Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 8 of 87 PageID: 2140

- 4 - and records (the "Section 220 Action").3 Cognizant subsequently agreed to and did produce certain documents to Plaintiff in order to resolve the Section 220 Action (the "Section 220 Documents"). Plaintiff filed the Complaint on June 1, 2021, which incorporated the Section 220 Documents. ECF Nos. 1, 3. On August 2, 2021, the Court granted the parties' joint stipulation to stay this action pending developments in several related actions. ECF No. 6. On March 31, 2022, Zein Abdalla, Maureen Breakiron-Evans, Jonathan Chadwick, Ramakrishnan Chandrasekaran, Francisco D'Souza, John N. Fox, Jr., John E. Klein, Leo S. Mackay, Jr., Karen McLoughlin, Rajeev Mehta, Lakshmi Narayanan, Michael Patsalos-Fox, Robert E. Weissman, Thomas M. Wendel, and Cognizant (together, the "Cognizant Defendants") filed a motion to dismiss the Complaint pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1, asserting that Plaintiff did not adequately allege that the Board wrongfully refused his Demand, that the Complaint failed to state a claim, and that the Complaint's claims were untimely. ECF Nos. 28-29. The same day Gordon Coburn and Steven Schwartz filed a separate motion to dismiss pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1. ECF No. 26. 3 Palempalli v. Cognizant Tech. Sols. Corp., No. 2020-0146-AGB (Del. Ch.). Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 9 of 87 PageID: 2141

- 5 - On November 30, 2022, District Judge Kevin McNulty entered an Opinion and Order denying the motions to dismiss without prejudice. ECF Nos. 56, 58. The Opinion stated: "Having considered the parties' arguments, I find that additional discovery is needed to determine whether the Board wrongfully refused the … Demand…. Without more information regarding the Board's investigation, I cannot assess the reasonableness of that investigation. Within 7 days, the parties shall confer with Magistrate Judge Waldor to set a schedule for limited discovery related to the issue of the wrongfulness, or not, of the Board's refusal of the Palempalli Demand." ECF No. 56. Plaintiff and the Cognizant Defendants submitted letters to the Court on January 18, 2023, outlining their positions as to the scope of discovery contemplated by the Opinion and Order. ECF Nos. 68-70. Following a conference with the Court on February 6, 2023, Magistrate Judge Cathy L. Waldor entered a Discovery Order on March 2, 2023. ECF No. 78. The Cognizant Defendants appealed the Discovery Order. ECF No. 79. Following briefing, on October 17, 2023, the Cognizant Defendants' appeal was denied. ECF Nos. 92-93. The Cognizant Defendants produced documents under the Discovery Order and, on April 12, 2024, produced a privilege log identifying responsive documents withheld or redacted on grounds of attorney-client privilege, attorney work product Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 10 of 87 PageID: 2142

- 6 - doctrine, or any other applicable privilege or protection. Counsel for Plaintiff and counsel for the Cognizant Defendants subsequently met and conferred on multiple occasions concerning the documents that had been withheld or redacted. On November 27, 2024, the Cognizant Defendants produced certain documents over which Cognizant had waived privilege and produced a revised privilege log identifying all documents that the Cognizant Defendants continued to withhold or redact on grounds of attorney-client privilege, attorney work product doctrine, or any other applicable privilege or protection. Plaintiff and the Cognizant Defendants continued to meet and confer concerning the revised privilege log and the documents produced by the Cognizant Defendants, and on February 21, 2025, the Cognizant Defendants produced a further revised privilege log. On April 14, 2025, Plaintiff and the Cognizant Defendants submitted a letter to the Court indicating that the discovery dispute had been resolved. On April 29, 2025, Magistrate Judge Waldor entered a scheduling order submitted by Plaintiff and the Cognizant Defendants. ECF No. 122. C. Settlement Negotiations On October 15, 2024, Plaintiff and the Cognizant Defendants participated in a mediation session led by Clay Cogman of Phillips ADR Enterprises (the "Mediator"). Plaintiff and the Cognizant Defendants were unable to agree on Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 11 of 87 PageID: 2143

- 7 - settlement terms at that time. Following the mediation, Plaintiff and the Cognizant Defendants continued arm's-length settlement negotiations through the Mediator regarding the proposed settlement. In July 2025, the Settling Parties accepted the Mediator's double-blind proposal with respect to a monetary payment to the Company by the Company's directors and officers insurance carriers. This Stipulation, together with the Exhibits hereto, reflects the final terms of the agreement among the Settling Parties. II. PLAINTIFF'S CLAIMS AND SETTLEMENT RECOMMENDATION Plaintiff and Plaintiff's Counsel contend that the allegations made in the Derivative Action are supported by substantial evidence and that the claims asserted have merit. Plaintiff's agreement to settle on the terms and conditions set forth in this Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the allegations and claims. Plaintiff and Plaintiff's Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Action through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many available defenses to the derivative claims, the Individual Defendants' advancement and indemnification rights, the amount, conditions, exclusions, and limitations on the available insurance, and the difficulties of proving and collecting any potential Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 12 of 87 PageID: 2144

- 8 - damages awarded at trial. Plaintiff and Plaintiff's Counsel are also mindful of the costs and disruption further litigation would impose on Cognizant. Plaintiff's Counsel's recommendation in favor of the Settlement is informed by, inter alia: (i) review and analysis of relevant press releases, public statements, and filings with the U.S. Securities and Exchange Commission ("SEC"), securities and financial analyst reports, and advisories and business media reports about the Company in the course of preparing Plaintiff's litigation demand and complaint; (ii) analysis of the extensive fact and legal record reflected in the pleadings, motions, status reports, and orders filed in the trial court in the related Securities Action; (iii) research and analysis of the law governing the claims, damages and other remedies, pleading standards, anticipated affirmative defenses, and insurance and indemnification in connection with preparation of Plaintiff's litigation demand, complaint, and initial settlement demand; (iv) evaluation of the record regarding the investigation of the Demand and Board deliberations submitted by the Cognizant Defendants in support of their motion to dismiss; (v) further fact and legal analysis conducted in support of Plaintiff's efforts to secure the production of additional documents concerning the Demand investigation and Board deliberation materials withheld on privilege and work product grounds; (vi) assessment of additional confidential information provided by the Cognizant Defendants in the course of the mediation relating to merits, insurance, and indemnification issues; (vii) evaluation Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 13 of 87 PageID: 2145

- 9 - of Cognizant's Counsel's arguments and perspectives offered by the Mediator regarding certain factual allegations, the relative strengths and weaknesses of the various claims and defenses, and problems of proof offered during the course of the mediation exchanges; (viii) research and analysis of the range of potential damages, disgorgement, and non-monetary remedies in connection with preparing the settlement demands and during the course of settlement negotiations; (ix) dismissal of the related putative stockholder derivative action captioned In re Cognizant Tech. Sols. Corp. Derivative Litig., No. 2:17-cv-01248-KM-CLW (D.N.J.), which dismissal was affirmed on appeal by the United States Court of Appeals for the Third Circuit; and (x) recent dismissals of the criminal and civil actions brought by the Department of Justice and SEC, respectively, against two Individual Defendants based on certain of the conduct alleged in the Complaint. Plaintiff carefully weighed the benefits of the Settlement against the significant risks, costs, and delay that would be entailed in attempting to secure a better result through further litigation. Based upon their investigation and evaluation of the relevant evidence and applicable procedural standards and substantive law, and their assessment of the best interests of Cognizant and its stockholders, and informed by perspectives offered by the Mediator and the arguments and positions advanced by the Cognizant Defendants during the mediation negotiations, Plaintiff and Plaintiff's Counsel have determined that the Settlement's immediate guarantee Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 14 of 87 PageID: 2146

- 10 - of a substantial monetary benefit is fair, reasonable, and adequate consideration for the Settlement, and that the Settlement serves the best interests of Cognizant and its stockholders. Accordingly, Plaintiff has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein. III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny all of the claims alleged by Plaintiff in the Derivative Action, including that the Board wrongfully refused the Demand. Each of Defendants expressly denies and continues to deny any and all allegations of wrongdoing or liability against himself/herself/themselves or itself arising out of, based upon, related to, or in connection with any conduct, statements, acts, or omissions alleged, which could have been alleged, or which could in the future be alleged in the Derivative Action. Each of Defendants contends that he/she/they or it has acted properly, lawfully, and in full accord with their fiduciary duties at all times, and denies that he/she/they or it has ever committed or attempted to commit any breach of fiduciary duty owed to the Company and its stockholders or engaged in any wrongdoing whatsoever. Had the terms of the Stipulation not been reached, Defendants would have continued to deny Plaintiff's claims, including that the Board wrongfully refused the Demand, and each of Defendants maintains that he/she/they or it had and has meritorious defenses to all of the claims and Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 15 of 87 PageID: 2147

- 11 - allegations in the Derivative Action. Without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action, or any liability with respect thereto, and without admitting that the Board's refusal of the Demand was wrongful, Defendants have considered the uncertainty and risks inherent in any litigation, the costs and burdens of continued litigation, the substantial benefits conferred by the Settlement, and related considerations, and have determined that it would best serve the interests of Cognizant and its stockholders to settle the Derivative Action in the manner and upon the terms and conditions set forth in this Stipulation. This Stipulation (whether or not consummated), including the exhibits hereto, the Settlement, the existence of any of the provisions contained in this Stipulation, the acts performed or negotiations, discussions and drafts leading to the execution of this Stipulation or the Settlement, and any proceedings pursuant to or in connection with this Stipulation or the approval of the Settlement (including any arguments proffered or statements made in connection therewith), shall not be deemed to prejudice in any way the positions of Defendants with respect to the Derivative Action or any other action or proceeding, shall not be deemed a presumption, a concession, or an admission by any of Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been, might have been, or might in the future be alleged or asserted in the Derivative Action or Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 16 of 87 PageID: 2148

- 12 - with respect to any of the claims settled in the Derivative Action, or that the consideration to be given hereunder represents the consideration that could be or would have been recovered after trial, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. IV. COGNIZANT APPROVAL Cognizant has approved the Settlement as set forth in this Stipulation as serving the best interests of the Company and its stockholders and agrees that the Settlement confers a substantial benefit and is fair, reasonable, and adequate. V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Action shall be dismissed with prejudice and with full preclusive effect Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 17 of 87 PageID: 2149

- 13 - as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below. 1. Definitions As used in this Stipulation, the following terms have the meanings specified below: 1.1. "Board" refers to the Board of Directors of Cognizant. 1.2. "Cognizant's Counsel" means Goodwin Procter LLP. 1.3. "Complaint" refers to the Verified Stockholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, Unjust Enrichment, and Violation of Securities Law filed on June 1, 2021 (ECF Nos. 1, 3). 1.4. "Court" means the United States District Court for the District of New Jersey. 1.5. "Current Cognizant Stockholders" means any Person who holds of record or beneficially owns, Cognizant common stock as of the date of the execution of this Stipulation and continues to hold their Cognizant common stock as of the date of the Settlement Hearing, excluding the Individual Defendants and the officers and directors of Cognizant, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 18 of 87 PageID: 2150

- 14 - 1.6. "Defendants" means, collectively, nominal defendant Cognizant and the Individual Defendants. 1.7. "Derivative Action" means this derivative action, styled Palempalli v. Patsalos-Fox, et al., No. 2:21-cv-12025-EP-CF (D.N.J.). 1.8. "Effective Date" means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have occurred and have been met. 1.9. "Final" means the date, following the Court's Judgment, on which the Order and Final Judgment is final and no longer subject to appeal or further review, whether as a result of affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise, provided, however, and notwithstanding any provision to the contrary in this Settlement, "Final" shall not include, and the Settlement is expressly not conditioned upon, the approval of attorneys' fees to Plaintiff's Counsel. 1.10. "Individual Defendants" means Michael Patsalos-Fox, John N. Fox, Jr., Maureen Breakiron-Evans, Leo S. Mackay, Jr., Zein Abdalla, Francisco D'Souza, Karen McLoughlin, Rajeev Mehta, Gordon J. Coburn, Steven Schwartz, Ramakrishnan Chandrasekaran, John E. Klein, Jonathan Chadwick, and Lakshmi Narayanan. 1.11. "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 19 of 87 PageID: 2151

- 15 - 1.12. "Long-Form Notice" means the Long-Form Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit B-1. 1.13. "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees. 1.14. "Plaintiff" means Viswanatha Palempalli. 1.15. "Plaintiff's Counsel" means Robbins LLP and Herman Jones LLP. 1.16. "Preliminary Approval Order" means the preliminary approval order, substantially in the form attached hereto as Exhibit A, approving the form of the notice of the Settlement to Current Cognizant Stockholders and method of giving notice, and scheduling a Settlement Hearing. 1.17. "Cognizant" or the "Company" means nominal defendant Cognizant Technology Solutions Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns. 1.18. "Related Persons" means: (i) with regard to any individual, his/her/their respective spouses, marital communities, immediate family members, heirs, Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 20 of 87 PageID: 2152

- 16 - executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other entity in which he/she/they has a controlling interest, and each and all of their respective past and present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, partners, controlling stockholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns; and (ii) with regard to any entity (i.e., non-individual), its respective past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, partners, controlling stockholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns. 1.19. "Released Claims" means all Released Plaintiff's Claims and all Released Defendants' Claims. 1.20. "Released Defendants' Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.29 below), that arise out of, are based upon, are related to, or are in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action, except for any claims to enforce the Settlement. Released Defendants' Claims shall not include (i) any indemnification or advancement claims that any Released Defendants' Person has or Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 21 of 87 PageID: 2153

- 17 - may have, or (ii) any actions, suits, claims, debts, rights, liabilities, or causes of action of any nature, including both known and Unknown Claims (as defined in paragraph 1.29 below) that arise out of, are based upon, are related to, or are in connection with the allegations and claims asserted, which could have been asserted, or which could in the future be asserted against any Released Persons (other than the insurers(s) paying the Settlement) in Cognizant Technology Solutions Corp. v. Bohrer PLLC (f/k/a Jeremy I. Bohrer, PLLC) and Jeremy I. Bohrer, Case No. N22C- 08-137 MMJ CCLD (Del. Super. Ct. Aug. 15, 2022). For the avoidance of doubt, Released Defendants' Claims shall include any claims against the insurer(s) paying the Settlement. 1.21. "Released Defendants' Persons" means each and all of the Individual Defendants, Cognizant, and each and all of their Related Persons. "Released Defendants' Person" means, individually, each of the Released Defendants' Persons. 1.22. "Released Plaintiff's Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.29 below), existing derivatively on behalf of Cognizant, by Plaintiff or any other stockholder of Cognizant that arise out of, are based upon, are related to, or are in connection with: (i) the allegations and claims asserted, which could have been asserted, or which could in the future be asserted in the Derivative Action; (ii) the defense, settlement, or resolution of the Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 22 of 87 PageID: 2154

- 18 - Derivative Action; or (iii) the Settlement, except for any claims to enforce the Settlement. Released Plaintiff's Claims shall not include any actions, suits, claims, debts, rights, liabilities, or causes of action of any nature, including both known and Unknown Claims (as defined in paragraph 1.29 below) that arise out of, are based upon, are related to, or are in connection with the allegations and claims asserted, which could have been asserted, or which could in the future be asserted against any Released Persons in Cognizant Technology Solutions Corp. v. Bohrer PLLC (f/k/a Jeremy I. Bohrer, PLLC) and Jeremy I. Bohrer, Case No. N22C-08-137 MMJ CCLD (Del. Super. Ct. Aug. 15, 2022). For the avoidance of doubt, neither this Stipulation nor the Settlement, if approved, shall preclude or have any effect whatsoever with respect to any claim Plaintiff has or may have to claim and to recover money from the settlement fund established in the Securities Action. 1.23. "Released Plaintiff's Persons" means each and all of Plaintiff, Current Cognizant Stockholders, Cognizant, and each and all of their Related Persons. "Released Plaintiff's Person" means, individually, each of the Released Plaintiff's Persons. 1.24. "Released Persons" means all Released Plaintiff's Persons and all Released Defendants' Persons. 1.25. "Settlement" means the settlement and compromise of the Derivative Action as provided for herein. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 23 of 87 PageID: 2155

- 19 - 1.26. "Settlement Hearing" means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement. 1.27. "Settling Parties" means, collectively, Plaintiff and Defendants. "Settling Party" means, individually, any of the Settling Parties. 1.28. "Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit B-2. 1.29. "Unknown Claims" means any Released Claims which any Released Person does not know of or suspect to exist in his, her, their, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that, upon the Effective Date, the Released Persons expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States, any state, territory, or municipality of the United States, or any foreign country, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 24 of 87 PageID: 2156

- 20 - the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part. 2. Settlement Consideration 2.1 In consideration of the full settlement, satisfaction, compromise and release of the Released Plaintiff's Claims and the dismissal with prejudice of the Derivative Action, the Settling Parties agree as follows: a. No later than the later of: (a) fifteen (15) business days of receipt of Cognizant's written payment instructions and tax information by the insurer(s) paying the Settlement; and (b) ten (10) business days after the Effective Date, Defendants shall cause their insurers to pay to Cognizant a sum of $5.5 million (the "Settlement Fund"), minus the Court-approved Fee and Expense Amount as provided in paragraphs 4.1 and 4.2 below. For the avoidance of doubt, Defendants' obligation to cause their insurers to pay the Settlement Fund is the only payment obligation of any Defendant and any of Defendants' insurers. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 25 of 87 PageID: 2157

- 21 - b. Defendants acknowledge that Plaintiff's and Plaintiff's Counsel's demand, litigation, and settlement efforts caused Defendants' insurers to agree to make the cash payment to Cognizant. 3. Approval and Notice 3.1. Promptly after execution of this Stipulation, Plaintiff shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Cognizant Stockholders; and (iii) a date for the Settlement Hearing. 3.2 Notice to Current Cognizant Stockholders shall consist of the Long- Form Notice, which includes the general terms of the Settlement set forth in this Stipulation, the rules and deadline for commenting upon or objecting to the Settlement, the date of the Settlement Hearing, and other pertinent matters, and appends a copy of this Stipulation, substantially in the form attached hereto as Exhibit B-1, as well as the Summary Notice, which summarizes the foregoing matters and directs stockholders to the Long-Form Notice posted on the Company's website, substantially in the form attached hereto as Exhibit B-2. 3.3 Cognizant shall undertake the administrative responsibility for giving notice to Current Cognizant Stockholders and shall be solely responsible for paying Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 26 of 87 PageID: 2158

- 22 - the costs and expenses related to providing such notice to its stockholders. Within fourteen (14) business days after the entry of the Preliminary Approval Order, Cognizant shall cause the Stipulation of Settlement and Long-Form Notice to be filed or furnished with the SEC as an exhibit to SEC Form 8-K, Form 10-Q, or Form 10-K, or other appropriate filing, and Cognizant shall publish the Summary Notice one time in the national edition of Investors' Business Daily. Cognizant shall also publish the Stipulation of Settlement and Long-Form Notice via a link on the "Investors" page of Cognizant's website, the address of which shall be contained in the Long-Form Notice and Summary Notice. If additional notice is required by the Court, then the cost and administration of such additional notice shall be borne exclusively by Cognizant. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Cognizant Stockholders pursuant to applicable law and due process. Not less than twenty-one days (21) days before the Settlement Hearing, Cognizant's Counsel shall file with the Court an appropriate affidavit or declaration confirming their timely filing and posting of the Long-Form Notice and Summary Notice. 3.4 Pending the Court's determination as to final approval of the Settlement, Plaintiff is barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 27 of 87 PageID: 2159

- 23 - 4. Attorneys' Fees and Reimbursement of Expenses 4.1 In consideration of the substantial benefits conferred upon Cognizant as a direct result of the Settlement and the efforts of Plaintiff and Plaintiff's Counsel in this Derivative Action, Plaintiff's Counsel will request Court approval of an award of attorneys' fees and expenses not to exceed $1,830,000 (or approximately 33% of the Settlement Fund), and Defendants' insurers shall pay to Plaintiff's Counsel from the Settlement Fund described in paragraph 2.1 attorneys' fees and expenses in the amount approved by the Court (the "Fee and Expense Amount"). Defendants shall take no position as to the Fee and Expense Amount and shall not be liable for any portion of the Fee and Expense Amount. The Fee and Expense Amount shall be paid to Robbins LLP as receiving agent for Plaintiff's Counsel from the Settlement Fund within the later of: (a) fifteen (15) business days of receipt of Robbins LLP's written payment instructions and tax information by the insurer(s) paying the Settlement; and (b) ten (10) business days of entry of the Court order granting final approval of the Settlement and approval of an award of attorneys' fees and expenses, notwithstanding the existence of any timely filed objection thereto, or potential or actual appeal therefrom, or collateral attack on the Settlement or any part thereof. 4.2 The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiff's attorneys' fees and expenses that have been incurred or will be incurred in connection with the Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 28 of 87 PageID: 2160

- 24 - Derivative Action. Neither the resolution of, nor any ruling regarding, the Fee and Expense Amount shall be a precondition to the Settlement or the Judgment in accordance with the terms of this Stipulation. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Amount, and the Settlement, if approved, shall take effect regardless of any ruling concerning the award of attorneys' fees and expenses to Plaintiff's Counsel. 4.3 If any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court's approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or reversed, or the Effective Date for any reason does not occur, then Plaintiff's Counsel shall be severally obligated to make appropriate refunds or repayments of any attorneys' fees and expenses previously paid within fifteen (15) business days from receiving notice from Cognizant's Counsel of written payment instructions and tax information. 4.4 Defendants shall have no responsibility or liability for, and shall take no position with respect to, the allocation among Plaintiff's Counsel of any award of fees and expenses. Any disputes regarding allocation shall be mediated, and, if necessary, finally resolved by the Mediator pursuant to expedited arbitral procedures to be determined by the Mediator. As receiving agent for Plaintiff's Counsel, Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 29 of 87 PageID: 2161

- 25 - Robbins LLP shall not disburse any portion of the Fee and Expense Award except as agreed upon by all of Plaintiff's Counsel or as finally determined by the Mediator. 4.5 Plaintiff's Counsel may apply to the Court for a service award of up to $15,000 to Plaintiff, subject to Court approval, which shall be paid from any approved Fee and Expense Amount. Defendants take no position as to the service award. The Court's decision with respect to any requested service award shall have no effect on the Settlement. Neither Cognizant nor any of the Individual Defendants shall be liable for any portion of any service award. 5. Releases 5.1. Upon the Effective Date, the Released Plaintiff's Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Plaintiff's Claims (including Unknown Claims) against the Released Defendants' Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 5.2. Upon the Effective Date, each of the Released Defendants' Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants' Claims (including Unknown Claims) against the Released Plaintiff's Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 30 of 87 PageID: 2162

- 26 - 5.3. For the avoidance of doubt, neither this Stipulation, these Releases, nor the Settlement, if approved, shall preclude or have any effect whatsoever with respect to any actions, suits, claims, debts, rights, liabilities, or causes of action of any nature, including both known and Unknown Claims (as defined in paragraph 1.29 above) that arise out of, are based upon, are related to, or are in connection with the allegations and claims asserted, which could have been asserted, or which could in the future be asserted against any Released Persons (other than the insurer(s) that pay(s) the Settlement) in Cognizant Technology Solutions Corp. v. Bohrer PLLC (f/k/a Jeremy I. Bohrer, PLLC) and Jeremy I. Bohrer, Case No. N22C-08-137 MMJ CCLD (Del. Super. Ct. Aug. 15, 2022). 6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination 6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events: a. the Settlement is preliminarily approved and the content and method of providing notice of the proposed Settlement to Current Cognizant Stockholders is approved by the Court; b. notice of the Settlement is disseminated to Current Cognizant Stockholders; c. the Judgment is entered by the Court; and d. the Judgment becomes Final. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 31 of 87 PageID: 2163

- 27 - 6.2 If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation. 6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Action on the date immediately prior to the execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiff's Counsel shall be refunded and returned in accordance with paragraph 4.3; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation, except this paragraph and paragraphs 4.3 and 7.4, shall have no further force and effect with respect to the Settling Parties and Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 32 of 87 PageID: 2164

- 28 - shall not be used in the Derivative Action or in any other action or proceeding for any purpose. 7. Miscellaneous Provisions 7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. 7.2 Except as otherwise provided herein, each Settling Party shall bear its own costs, subject to any indemnity obligation that may exist between or among the Settling Parties. 7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, rules governing professional conduct. 7.4 Each of Defendants expressly denies and continues to deny any and all allegations of wrongdoing or liability against himself/herself/themselves or itself Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 33 of 87 PageID: 2165

- 29 - arising out of, based upon, related to, or in connection with any conduct, statements, acts, or omissions alleged, which could have been alleged, or which could in the future be alleged in the Derivative Action. This Stipulation (whether or not consummated), including the exhibits hereto, the Settlement, the existence of any of the provisions contained in this Stipulation, the acts performed or negotiations, discussions and drafts leading to the execution of this Stipulation or the Settlement, and any proceedings pursuant to or in connection with this Stipulation or the approval of the Settlement (including any arguments proffered or statements made in connection therewith), shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action or any other action or proceeding, shall not be deemed a presumption, a concession, or an admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been, might have been, or might in the future be alleged or asserted in the Derivative Action or with respect to any of the claims settled in the Derivative Action, or that the consideration to be given hereunder represents the consideration that could be or would have been recovered after trial, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement, whether civil, criminal, or Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 34 of 87 PageID: 2166

- 30 - administrative, for any purpose other than as provided expressly herein. Notwithstanding the foregoing, any of the Defendants may file this Stipulation or the Judgment or any order of the Court related thereto in any action that may be brought against him/her/them or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. 7.5 This Stipulation may be modified or amended only by a writing signed by the signatories hereto. 7.6 This Stipulation shall be deemed drafted equally by all Settling Parties. 7.7 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in the Stipulation or its exhibits. 7.8 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. 7.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by reference. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 35 of 87 PageID: 2167

- 31 - 7.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. 7.11 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail. 7.12 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. 7.13 Plaintiff hereby represents and warrants that he has not assigned any of Released Plaintiff's Claims or any rights, claims, or causes of action that were asserted, could have been asserted, or could in the future be asserted arising out of, based upon, related to, or in connection with any of Released Plaintiff's Claims. 7.14 This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Settling Parties, including any and all Released Persons and any corporation, partnership, or other entity into or with which any Settling Party may merge, consolidate, or reorganize. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 36 of 87 PageID: 2168

- 32 - 7.15 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New Jersey, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New Jersey without giving effect to that State's choice of law principles. 7.16 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court's Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement. [signature page on next page] Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 37 of 87 PageID: 2169

- 33 - IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of November 25, 2025. ROBBINS LLP s/ Stephen J. Oddo GOODWIN PROCTER LLP s/ Charles A. Brown STEPHEN J. ODDO (Pro Hac Vice) BRIAN J. ROBBINS 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 brobbins@robbinsllp.com soddo@robbinsllp.com DANIEL ROESER (Pro Hac Vice) CHARLES A. BROWN The New York Times Building 620 Eighth Avenue New York, NY 10018 Telephone: (212) 813-8800 droeser@goodwinlaw.com cbrown@goodwinlaw.com HERMAN JONES LLP SERINA M. VASH (NJ Bar No. 041142009) 153 Central Avenue #131 Westfield, NJ 07090 Telephone: (404) 504-6516 Facsimile: (404) 504-6501 svash@hermanjones.com Counsel for Plaintiff Viswanatha Palempalli Counsel for Defendants Zein Abdalla, Maureen Breakiron-Evans, Jonathan Chadwick, Ramakrishnan Chandrasekaran, Francisco D'Souza, John N. Fox, Jr., John E. Klein, Leo S. Mackay, Jr., Karen McLoughlin, Rajeev Mehta, Lakshmi Narayanan, Michael Patsalos-Fox, and Nominal Defendant Cognizant Technology Solutions Corporation TANENBAUM KEALE LLP s/ James Holsey Keale JAMES HOLSEY KEALE Three Gateway Center, Suite 1301 100 Mulberry Street Newark, New Jersey 07102 Telephone: (973) 242-0002 Facsimile: (973) 242-8099 jkeale@tktrial.com Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 38 of 87 PageID: 2170

- 34 - JONES DAY NINA YADAVA (Pro Hac Vice) SARAH D. EFRONSON (Pro Hac Vice) 250 Vesey Street New York, New York 10281 Telephone: (212) 326-3939 Facsimile: (212) 755-7306 nyadava@jonesday.com sefronson@jonesday.com Counsel for Defendant Gordon J. Coburn PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP s/ Alison R. Benedon ANDREW J. EHRLICH (Pro Hac Vice) ALISON R. BENEDON 1285 Avenue of the Americas New York, New York 10019 Telephone: (212) 373-3000 aehrlich@paulweiss.com abenedon@paulweiss.com Counsel for Defendant Steven E. Schwartz Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 39 of 87 PageID: 2171

EXHIBIT A Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 40 of 87 PageID: 2172

- 1 - HERMAN JONES LLP SERINA M. VASH 153 Central Avenue #131 Westfield, NJ 07090 svash@hermanjones.com Telephone: (404) 504-6516 Facsimile: (404) 504-6501 [Additional Counsel on Signature Page] Attorneys for Plaintiff UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY VISWANATHA PALEMPALLI, Derivatively on Behalf of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, Plaintiff, v. MICHAEL PATSALOS-FOX, JOHN N. FOX, JR., MAUREEN BREAKIRON-EVANS, LEO S. MACKAY, JR., ZEIN ABDALLA, FRANCISCO D'SOUZA, KAREN MCLOUGHLIN, RAJEEV MEHTA, GORDON J. COBURN, STEVEN SCHWARTZ, RAMAKRISHNAN CHANDRASEKARAN, JOHN E. KLEIN, JONATHAN CHADWICK, THOMAS M. WENDEL, LAKSHMI NARAYANAN, and ROBERT E. WEISSMAN, Defendants, -and- COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware Corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. 2:21-cv-12025-EP-CF [PROPOSED] PRELIMINARY APPROVAL ORDER EXHIBIT A Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 41 of 87 PageID: 2173

- 2 - This matter came before the Court for a hearing on ___________, 2025. Plaintiff has made an unopposed motion for an order: (i) preliminarily approving the proposed settlement ("Settlement") of stockholder derivative claims, in accordance with the Stipulation and Agreement of Settlement dated November 25, 2025 (the "Stipulation"); and (ii) approving the form and manner of the Long-Form Notice and Summary Notice of the Settlement.1 WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal of the above-captioned action, titled Palempalli v. Patsalos-Fox, et al., Case No. 2:21-cv- 12025-EP-CF (the "Derivative Action"), with prejudice; WHEREAS, the Court having: (i) read and considered Plaintiff's Unopposed Motion for Preliminary Approval of Settlement together with the accompanying Memorandum of Law in Support of Plaintiff's Unopposed Motion for Preliminary Approval of Settlement; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement; WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a 1 Except as otherwise expressly provided below, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 42 of 87 PageID: 2174

- 3 - beneficial result for Cognizant and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and WHEREAS, the Court also finds, upon a preliminary evaluation, that Cognizant stockholders should be apprised of the Settlement through the proposed form of notice, should be allowed to file objections, if any, to the Settlement, and should be allowed to appear at the Settlement Hearing. NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS: 1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation. 2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate. 3. A hearing shall be held on _______________, 2025, at ____ _.m., before the Honorable Evelyn Padin of the U.S. District Court for the District of New Jersey at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J., 07101, Courtroom MLK 4C (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the notice provided to Cognizant stockholders fully satisfied the requirements of Rule 23.1 of the Federal Rules of Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 43 of 87 PageID: 2175

- 4 - Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the proposed Fee and Expense Amount and service award should be approved; and (v) such other matters as the Court may deem appropriate. 4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process. 5. Within fourteen (14) business days after the entry of this Preliminary Approval Order, Cognizant shall cause the Stipulation of Settlement and Long-Form Notice to be filed or furnished with the SEC as an exhibit to SEC Form 8-K, Form 10-Q, or Form 10-K, or other appropriate filing, and Cognizant shall publish the Summary Notice one time in the national edition of Investors' Business Daily. Cognizant shall also publish the Stipulation of Settlement and Long-Form Notice via a link on the "Investors" page of Cognizant's website, the address of which shall be contained in the Long-Form Notice and Summary Notice. 6. All costs incurred in the filing and publication of the Long-Form Notice and Summary Notice shall be paid by Cognizant, and Cognizant shall undertake all Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 44 of 87 PageID: 2176

- 5 - administrative responsibility for the filing and publication of the Long-Form Notice and Summary Notice. 7. At least twenty-one (21) calendar days prior to the Settlement Hearing, Cognizant's Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Long-Form Notice and Summary Notice as provided for in paragraph 5 of this Preliminary Approval Order. 8. All Cognizant stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Cognizant stockholders. 9. Pending the Court's determination as to final approval of the Settlement, Plaintiff and Cognizant stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons. 10. Any Current Cognizant Stockholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or why the Fee and Expense Amount or service award should not be awarded. However, no Current Cognizant Stockholder shall be heard or Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 45 of 87 PageID: 2177

- 6 - entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered thereon, unless that Current Cognizant Stockholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof of current ownership of Cognizant stock and ownership of Cognizant stock as of November 25, 2025, as well as documentary evidence of when such stock ownership was acquired. 11. At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2025, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the District of New Jersey, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Room 4015, Newark, NJ 07101, and serve such materials by that date on each of the following Settling Parties' counsel: Counsel for Plaintiff: Stephen J. Oddo ROBBINS LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Counsel for Defendants: Daniel Roeser Charles A. Brown GOODWIN PROCTER LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 James Holsey Keale TANENBAUM KEALE LLP Three Gateway Center, Suite 1301 100 Mulberry Street Newark, New Jersey 07102 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 46 of 87 PageID: 2178

- 7 - Nina Yadava Sarah D. Efronson JONES DAY 250 Vesey Street New York, New York 10281 Andrew J. Ehrlich Alison R. Benedon PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP 1285 Avenue of the Americas New York, New York 10019 12. Only Current Cognizant Stockholders who have filed with the Court and sent to the Settling Parties' counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise. 13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or to the Fee and Expense Amount or service award, unless otherwise ordered by the Court, and shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation. 14. Plaintiff shall file his motion for final approval of the Settlement at least twenty-one (21) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Plaintiff shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 47 of 87 PageID: 2179

- 8 - 15. All proceedings in the Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation. 16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Cognizant Stockholders. 17. The Stipulation, including the exhibits thereto, the Settlement, the existence of any of the provisions contained in the Stipulation, the acts performed or negotiations, discussions and drafts leading to the execution of the Stipulation or the Settlement, and any proceedings pursuant to or in connection with the Stipulation or the approval of the Settlement (including any arguments proffered or statements made in connection therewith), shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action or any other action or proceeding, shall not be deemed a presumption, a concession, or an admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been, might have been, or might in the future be alleged or asserted in the Derivative Action or with respect to any of the claims settled in the Derivative Action, or that the consideration to be given thereunder represents the consideration that could be or would have been recovered after trial, and shall not be interpreted, construed, deemed, invoked, offered, or Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 48 of 87 PageID: 2180

- 9 - received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly therein. 18. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Cognizant Stockholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Cognizant Stockholders. IT IS SO ORDERED. DATED: HONORABLE EVELYN PADIN UNITED STATES DISTRICT JUDGE Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 49 of 87 PageID: 2181

EXHIBIT B-1 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 50 of 87 PageID: 2182

- 1 - HERMAN JONES LLP SERINA M. VASH 153 Central Avenue #131 Westfield, NJ 07090 svash@hermanjones.com Telephone: (404) 504-6516 Facsimile: (404) 504-6501 [Additional Counsel on Signature Page] Attorneys for Plaintiff UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY VISWANATHA PALEMPALLI, Derivatively on Behalf of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, Plaintiff, v. MICHAEL PATSALOS-FOX, JOHN N. FOX, JR., MAUREEN BREAKIRON-EVANS, LEO S. MACKAY, JR., ZEIN ABDALLA, FRANCISCO D'SOUZA, KAREN MCLOUGHLIN, RAJEEV MEHTA, GORDON J. COBURN, STEVEN SCHWARTZ, RAMAKRISHNAN CHANDRASEKARAN, JOHN E. KLEIN, JONATHAN CHADWICK, THOMAS M. WENDEL, LAKSHMI NARAYANAN, and ROBERT E. WEISSMAN, Defendants, -and- COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware Corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. 2:21-cv-12025-EP-CF LONG-FORM NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION EXHIBIT B-1 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 51 of 87 PageID: 2183

- 1 - TO: ALL OWNERS OF THE COMMON STOCK OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION ("COGNIZANT" OR THE "COMPANY") CURRENTLY AND AS OF NOVEMBER 25, 2025: THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A COGNIZANT STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS. THIS DERIVATIVE ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT, THE AMOUNT OF ATTORNEYS' FEES AND EXPENSES, OR THE AMOUNT OF THE SERVICE AWARD DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION. YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the District of New Jersey (the "Court"), that a proposed settlement has been reached by the parties to the above-captioned stockholder derivative action brought on behalf and for the benefit of Cognizant (the "Derivative Action").1 As explained below, a hearing will be held on __________, 2025, at ____ _.m., before the Honorable Evelyn Padin of the U.S. District Court for the District of New Jersey at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J. 07101, Courtroom MLK 4C (the "Settlement Hearing"), at 1 All capitalized terms herein have the same meanings as set forth Settling Parties' Stipulation and Agreement of Settlement dated November 25, 2025 (the "Stipulation"), which is available for viewing on the website of Cognizant at www._____________.com. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 52 of 87 PageID: 2184

- 2 - which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing. The terms of the Settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Released Claims, including the dismissal of the Derivative Action with prejudice. For a more detailed statement of the matters involved in the Derivative Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the District of New Jersey, 50 Walnut Street, Newark, N.J. 07101. The Stipulation is also available for viewing on the website of Cognizant at www._____________.com. For a fee, all papers filed in the Derivative Action are available at www.pacer.gov. This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and settlement of the Derivative Action. THERE IS NO CLAIMS PROCEDURE. This case asserts claims on behalf of and for the benefit of Cognizant. The Settlement will result in a payment to Cognizant, not to Cognizant stockholders. Accordingly, there will be no claims procedure. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 53 of 87 PageID: 2185

- 3 - I. THE DERIVATIVE ACTION A. Plaintiff's Allegations This is a putative stockholder derivative action brought on behalf of Cognizant asserting claims against the Individual Defendants for breach of fiduciary duty, waste of corporate assets, unjust enrichment, and violations of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Plaintiff contends that the conduct alleged in the Complaint caused damage to Cognizant. Plaintiff alleges, among other things, that the Individual Defendants breached their duty of loyalty by allowing other Individual Defendants to cause, or by themselves causing, the Company to violate the Foreign Corrupt Practices Act of 1977 ("FCPA"), by making false statements, and by causing the Company to repurchase shares at excessive prices, alleged practices that supposedly wasted the Company's assets and caused Cognizant to incur substantial damage. Plaintiff further contends that the alleged misconduct exposed Cognizant to liability for securities fraud in the related securities class action captioned In re Cognizant Tech. Sols. Corp. Sec. Litig., No. 2:16-cv-06509-ES-CLW (D.N.J.) (the "Securities Action"), which Cognizant agreed to settle for a payment of $95 million, a substantial majority of which was paid by Cognizant's insurers under the applicable directors and officers insurance policies. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 54 of 87 PageID: 2186

- 4 - Defendants dispute the allegations, expressly deny all alleged wrongdoing and contentions that Cognizant suffered injury or damages as a result of any alleged misconduct, and maintain that they complied with all applicable legal duties and acted in good faith and in the bests interests of Cognizant and its stockholders at all times. B. Procedural History Plaintiff sent Cognizant's Board of Directors (the "Board") a letter on April 29, 2019, demanding that the Board investigate and commence litigation against current and former officers and directors of the Company and setting forth facts Plaintiff believed supported such claims (the "Demand"). On May 1, 2019, Plaintiff learned that the Demand was referred to a Demand Review Committee (the "DRC") that had been previously formed in response to another stockholder's earlier litigation demand (the "2016 Demand"). On June 13, 2019, Cravath, Swaine & Moore LLP ("Cravath"), counsel to the DRC, informed Plaintiff by letter (the "Refusal Letter") that the DRC had concluded, among other things, that: (i) the work done to date, including the prior work carried out in connection with the 2016 Demand, had provided a sufficient basis on which to evaluate and respond to the Demand, and that incurring additional investigative expense was neither necessary nor in the best interest of Cognizant and its stockholders; (ii) after considering the relevant factors, including the merit and Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 55 of 87 PageID: 2187

- 5 - impact to the Company of any potential legal claims, bringing litigation in connection with the matters raised in the Demand would not be in the best interest of Cognizant and its stockholders; and (iii) the Demand should be rejected. The Refusal Letter also informed Plaintiff that, after discussing the DRC's determinations and recommendations, the Board unanimously adopted the DRC's recommendations as resolutions of the Board and determined to reject the Demand. After receiving the Refusal Letter, Plaintiff demanded to inspect certain of Cognizant's books and records related to the Board's investigation and rejection of the Demand pursuant to 8 Del. C. § 220. Thereafter, Plaintiff initiated a formal action in Delaware's Court of Chancery to compel inspection of the requested books and records (the "Section 220 Action").2 Cognizant subsequently agreed to and did produce certain documents to Plaintiff in order to resolve the Section 220 Action (the "Section 220 Documents"). Plaintiff filed the Complaint on June 1, 2021, which incorporated the Section 220 Documents. ECF Nos. 1, 3. On August 2, 2021, the Court granted the parties' joint stipulation to stay this action pending developments in several related actions. ECF No. 6. 2 Palempalli v. Cognizant Tech. Sols. Corp., No. 2020-0146-AGB (Del. Ch.). Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 56 of 87 PageID: 2188

- 6 - On March 31, 2022, Zein Abdalla, Maureen Breakiron-Evans, Jonathan Chadwick, Ramakrishnan Chandrasekaran, Francisco D'Souza, John N. Fox, Jr., John E. Klein, Leo S. Mackay, Jr., Karen McLoughlin, Rajeev Mehta, Lakshmi Narayanan, Michael Patsalos-Fox, Robert E. Weissman, Thomas M. Wendel, and Cognizant (together, the "Cognizant Defendants") filed a motion to dismiss the Complaint pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1, asserting that Plaintiff did not adequately allege that the Board wrongfully refused his Demand, that the Complaint failed to state a claim, and that the Complaint's claims were untimely. ECF Nos. 28-29. The same day Gordon Coburn and Steven Schwartz filed a separate motion to dismiss pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1. ECF No. 26. On November 30, 2022, District Judge Kevin McNulty entered an Opinion and Order denying the motions to dismiss without prejudice. ECF Nos. 56, 58. The Opinion stated: "Having considered the parties' arguments, I find that additional discovery is needed to determine whether the Board wrongfully refused the … Demand…. Without more information regarding the Board's investigation, I cannot assess the reasonableness of that investigation. Within 7 days, the parties shall confer with Magistrate Judge Waldor to set a schedule for limited discovery related to the issue of the wrongfulness, or not, of the Board's refusal of the Palempalli Demand." ECF No. 56. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 57 of 87 PageID: 2189

- 7 - Plaintiff and the Cognizant Defendants submitted letters to the Court on January 18, 2023, outlining their positions as to the scope of discovery contemplated by the Opinion and Order. ECF Nos. 68-70. Following a conference with the Court on February 6, 2023, Magistrate Judge Cathy L. Waldor entered a Discovery Order on March 2, 2023. ECF No. 78. The Cognizant Defendants appealed the Discovery Order. ECF No. 79. Following briefing, on October 17, 2023, the Cognizant Defendants' appeal was denied. ECF Nos. 92-93. The Cognizant Defendants produced documents under the Discovery Order and, on April 12, 2024, produced a privilege log identifying responsive documents withheld or redacted on grounds of attorney-client privilege, attorney work product doctrine, or any other applicable privilege or protection. Counsel for Plaintiff and counsel for the Cognizant Defendants subsequently met and conferred on multiple occasions concerning the documents that had been withheld or redacted. On November 27, 2024, the Cognizant Defendants produced certain documents over which Cognizant had waived privilege and produced a revised privilege log identifying all documents that the Cognizant Defendants continued to withhold or redact on grounds of attorney-client privilege, attorney work product doctrine, or any other applicable privilege or protection. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 58 of 87 PageID: 2190

- 8 - Plaintiff and the Cognizant Defendants continued to meet and confer concerning the revised privilege log and the documents produced by the Cognizant Defendants, and on February 21, 2025, the Cognizant Defendants produced a further revised privilege log. On April 14, 2025, Plaintiff and the Cognizant Defendants submitted a letter to the Court indicating that the discovery dispute had been resolved. On April 29, 2025, Magistrate Judge Waldor entered a scheduling order submitted by Plaintiff and the Cognizant Defendants. ECF No. 122. C. Settlement Negotiations On October 15, 2024, Plaintiff and the Cognizant Defendants participated in a mediation session led by Clay Cogman of Phillips ADR Enterprises (the "Mediator"). Plaintiff and the Cognizant Defendants were unable to agree on settlement terms at that time. Following the mediation, Plaintiff and the Cognizant Defendants continued arm's-length settlement negotiations through the Mediator regarding the proposed settlement. In July 2025, the Settling Parties accepted the Mediator's double-blind proposal with respect to a monetary payment to the Company by the Company's directors and officers insurance carriers. The Stipulation, together with the Exhibits thereto, reflects the final terms of the agreement among the Settling Parties. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 59 of 87 PageID: 2191

- 9 - II. PLAINTIFF'S CLAIMS AND SETTLEMENT RECOMMENDATION Plaintiff and Plaintiff's Counsel contend that the allegations made in the Derivative Action are supported by substantial evidence and that the claims asserted have merit. Plaintiff's agreement to settle on the terms and conditions set forth in the Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the allegations and claims. Plaintiff and Plaintiff's Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Action through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many available defenses to the derivative claims, the Individual Defendants' advancement and indemnification rights, the amount, conditions, exclusions, and limitations on the available insurance, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiff and Plaintiff's Counsel are also mindful of the costs and disruption further litigation would impose on Cognizant. Plaintiff's Counsel's recommendation in favor of the Settlement is informed by, inter alia: (i) review and analysis of relevant press releases, public statements, and filings with the U.S. Securities and Exchange Commission ("SEC"), securities and financial analyst reports, and advisories and business media reports about the Company in the course of preparing Plaintiff's litigation demand and complaint; Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 60 of 87 PageID: 2192

- 10 - (ii) analysis of the extensive fact and legal record reflected in the pleadings, motions, status reports, and orders filed in the trial court in the related Securities Action; (iii) research and analysis of the law governing the claims, damages and other remedies, pleading standards, anticipated affirmative defenses, and insurance and indemnification in connection with preparation of Plaintiff's litigation demand, complaint, and initial settlement demand; (iv) evaluation of the record regarding the investigation of the Demand and Board deliberations submitted by the Cognizant Defendants in support of their motion to dismiss; (v) further fact and legal analysis conducted in support of Plaintiff's efforts to secure the production of additional documents concerning the Demand investigation and Board deliberation materials withheld on privilege and work product grounds; (vi) assessment of additional confidential information provided by the Cognizant Defendants in the course of the mediation relating to merits, insurance, and indemnification issues; (vii) evaluation of Cognizant's Counsel's arguments and perspectives offered by the Mediator regarding certain factual allegations, the relative strengths and weaknesses of the various claims and defenses, and problems of proof offered during the course of the mediation exchanges; (viii) research and analysis of the range of potential damages, disgorgement, and non-monetary remedies in connection with preparing the settlement demands and during the course of settlement negotiations; (ix) dismissal of the related putative stockholder derivative action captioned In re Cognizant Tech. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 61 of 87 PageID: 2193

- 11 - Sols. Corp. Derivative Litig., No. 2:17-cv-01248-KM-CLW (D.N.J.), which dismissal was affirmed on appeal by the United States Court of Appeals for the Third Circuit; and (x) recent dismissals of the criminal and civil actions brought by the Department of Justice and SEC, respectively, against two Individual Defendants based on certain of the conduct alleged in the Complaint. Plaintiff carefully weighed the benefits of the Settlement against the significant risks, costs, and delay that would be entailed in attempting to secure a better result through further litigation. Based upon their investigation and evaluation of the relevant evidence and applicable procedural standards and substantive law, and their assessment of the best interests of Cognizant and its stockholders, and informed by perspectives offered by the Mediator and the arguments and positions advanced by the Cognizant Defendants during the mediation negotiations, Plaintiff and Plaintiff's Counsel have determined that the Settlement's immediate guarantee of a substantial monetary benefit is fair, reasonable, and adequate consideration for the Settlement, and that the Settlement serves the best interests of Cognizant and its stockholders. Accordingly, Plaintiff has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation. III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny all of the claims alleged by Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 62 of 87 PageID: 2194

- 12 - Plaintiff in the Derivative Action, including that the Board wrongfully refused the Demand. Each of Defendants expressly denies and continues to deny any and all allegations of wrongdoing or liability against himself/herself/themselves or itself arising out of, based upon, related to, or in connection with any conduct, statements, acts, or omissions alleged, which could have been alleged, or which could in the future be alleged in the Derivative Action. Each of Defendants contends that he/she/they or it has acted properly, lawfully, and in full accord with their fiduciary duties at all times, and denies that he/she/they or it has ever committed or attempted to commit any breach of fiduciary duty owed to the Company and its stockholders or engaged in any wrongdoing whatsoever. Had the terms of the Stipulation not been reached, Defendants would have continued to deny Plaintiff's claims, including that the Board wrongfully refused the Demand, and each of Defendants maintains that he/she/they or it had and has meritorious defenses to all of the claims and allegations in the Derivative Action. Without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action, or any liability with respect thereto, and without admitting that the Board's refusal of the Demand was wrongful, Defendants have considered the uncertainty and risks inherent in any litigation, the costs and burdens of continued litigation, the substantial benefits conferred by the Settlement, and related considerations, and have determined that it would best serve the interests of Cognizant and its stockholders to settle the Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 63 of 87 PageID: 2195

- 13 - Derivative Action in the manner and upon the terms and conditions set forth in the Stipulation. The Stipulation, including the exhibits thereto, the Settlement, the existence of any of the provisions contained in the Stipulation, the acts performed or negotiations, discussions and drafts leading to the execution of the Stipulation or the Settlement, and any proceedings pursuant to or in connection with the Stipulation or the approval of the Settlement (including any arguments proffered or statements made in connection therewith), shall not be deemed to prejudice in any way the positions of Defendants with respect to the Derivative Action or any other action or proceeding, shall not be deemed a presumption, a concession, or an admission by any of Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been, might have been, or might in the future be alleged or asserted in the Derivative Action or with respect to any of the claims settled in the Derivative Action, or that the consideration to be given thereunder represents the consideration that could be or would have been recovered after trial, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly therein. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 64 of 87 PageID: 2196

- 14 - IV. TERMS OF THE SETTLEMENT The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Cognizant's website at www.____________.com. The following is only a summary of its terms. Cognizant has approved the Settlement as set forth in the Stipulation as serving the best interests of the Company and its stockholders and agrees that the Settlement confers a substantial benefit and is fair, reasonable, and adequate. As consideration for the Settlement, Defendants shall cause their insurers to pay to Cognizant a sum of $5.5 million (the "Settlement Fund"), minus the court- approved Fee and Expense Amount. Defendants acknowledge that Plaintiff and Plaintiff's Counsel's demand, litigation, and settlement efforts caused Defendants' insurers to agree to make the cash payment to Cognizant. V. DISMISSAL AND RELEASES The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) notice of the Settlement being disseminated to Current Cognizant Stockholders; (ii) the Judgment being entered by the Court; and (iii) the Judgment becoming Final. Upon the Effective Date, the Released Plaintiff's Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 65 of 87 PageID: 2197

- 15 - Plaintiff's Claims (including Unknown Claims) against the Released Defendants' Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. Upon the Effective Date, each of the Released Defendants' Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants' Claims (including Unknown Claims) against the Released Plaintiff's Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. For the avoidance of doubt, neither the Stipulation, these Releases, nor the Settlement, if approved, shall preclude or have any effect whatsoever with respect to any actions, suits, claims, debts, rights, liabilities, or causes of action of any nature, including both known and Unknown Claims that arise out of, are based upon, are related to, or are in connection with the allegations and claims asserted, which could have been asserted, or which could in the future be asserted against any Released Persons (other than the insurer(s) that pay(s) the Settlement) in Cognizant Technology Solutions Corp. v. Bohrer PLLC (f/k/a Jeremy I. Bohrer, PLLC) and Jeremy I. Bohrer, Case No. N22C-08-137 MMJ CCLD (Del. Super. Ct. Aug. 15, 2022). Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 66 of 87 PageID: 2198

- 16 - VI. PLAINTIFF'S ATTORNEYS' FEES AND EXPENSES In consideration of the substantial benefits conferred upon Cognizant as a direct result of the Settlement and the efforts of Plaintiff and Plaintiff's Counsel in this Derivative Action, Plaintiff's Counsel will request Court approval of an award of attorneys' fees and expenses not to exceed $1,830,000 (or approximately 33% of the Settlement Fund). The Parties agreed that Defendants' insurers shall pay the attorneys' fees and expenses in the amount approved by the Court (the "Fee and Expense Amount") to Plaintiff's Counsel from the Settlement Fund described in paragraph 2.1 of the Stipulation. Defendants take no position as to the Fee and Expense Amount and shall not be liable for any portion of the Fee and Expense Amount. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Amount, and the Settlement, if approved, shall take effect regardless of any ruling concerning the award of attorneys' fees and expenses to Plaintiff's Counsel. To date, Plaintiff's Counsel have not received any payment for their services or reimbursement for the out-of-pocket expenses incurred in the Derivative Action. Cognizant stockholders are not personally liable for the payment of any award of attorneys' fees and expenses. Plaintiff's Counsel may apply to the Court for a service award of up to $15,000 to Plaintiff, subject to Court approval, which will be paid from any approved Fee Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 67 of 87 PageID: 2199

- 17 - and Expense Amount. Defendants take no position as to the service award. The Court's decision with respect to any requested service award shall have no effect on the Settlement. Neither Cognizant nor any of the Individual Defendants shall be liable for any portion of any service award. VII. THE SETTLEMENT HEARING The Settlement Hearing will be held before the Honorable Evelyn Padin of the U.S. District Court for the District of New Jersey at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J. 07101, Courtroom MLK 4C on _______________, 2025, at ____ _.m., (the "Settlement Hearing"), at which time the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the notice provided to Cognizant stockholders fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the proposed Fee and Expense Amount and service award should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 68 of 87 PageID: 2200

- 18 - VIII. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING Any Current Cognizant Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiff's Counsel, if you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information: 1. Your name, legal address, and telephone number; 2. The case name and number (Palempalli v. Patsalos-Fox, Case No. 2:21-cv-12025-EP-CF); 3. Proof of being a Cognizant stockholder currently and as of November 25, 2025; 4. The date(s) you acquired your Cognizant stock; 5. A statement of each objection being made; 6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 69 of 87 PageID: 2201

- 19 - 7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ___________. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of New Jersey, Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J. 07101, and served by that date on each of the following Settling Parties' counsel: Counsel for Plaintiff: Stephen J. Oddo ROBBINS LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Counsel for Defendants: Daniel Roeser Charles A. Brown GOODWIN PROCTER LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 James Holsey Keale TANENBAUM KEALE LLP Three Gateway Center, Suite 1301 100 Mulberry Street Newark, New Jersey 07102 Nina Yadava Sarah D. Efronson JONES DAY 250 Vesey Street New York, New York 10281 Andrew J. Ehrlich Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 70 of 87 PageID: 2202

- 20 - Alison R. Benedon PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP 1285 Avenue of the Americas New York, New York 10019 YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN __________, 2025. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. Unless otherwise ordered by the Court, any Current Cognizant Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall be bound by the Judgment to be entered and the releases to be given. IX. EXAMINATION OF PAPERS AND INQUIRIES There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Cognizant's website at www.____________.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of New Jersey at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 71 of 87 PageID: 2203

- 21 - Street, Newark, N.J. 07101. Or you can call Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, California 92122, telephone: (619) 525-3990, for additional information concerning the settlement. PLEASE DO NOT CONTACT THE COURT OR DEFENDANTS REGARDING THIS NOTICE. DATED: BY ORDER OF THE COURT U.S. DISTRICT COURT OF NEW JERSEY Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 72 of 87 PageID: 2204

EXHIBIT B-2 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 73 of 87 PageID: 2205

HERMAN JONES LLP SERINA M. VASH 153 Central Avenue #131 Westfield, NJ 07090 svash@hermanjones.com Telephone: (404) 504-6516 Facsimile: (404) 504-6501 [Additional Counsel on Signature Page] Attorneys for Plaintiff UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY VISWANATHA PALEMPALLI, Derivatively on Behalf of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, Plaintiff, v. MICHAEL PATSALOS-FOX, JOHN N. FOX, JR., MAUREEN BREAKIRON-EVANS, LEO S. MACKAY, JR., ZEIN ABDALLA, FRANCISCO D'SOUZA, KAREN MCLOUGHLIN, RAJEEV MEHTA, GORDON J. COBURN, STEVEN SCHWARTZ, RAMAKRISHNAN CHANDRASEKARAN, JOHN E. KLEIN, JONATHAN CHADWICK, THOMAS M. WENDEL, LAKSHMI NARAYANAN, and ROBERT E. WEISSMAN, Defendants, -and- COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware Corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. 2:21-cv-12025-EP-CF SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION EXHIBIT B-2 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 74 of 87 PageID: 2206

- 1 - TO: ALL OWNERS OF THE COMMON STOCK OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION ("COGNIZANT" OR THE "COMPANY") CURRENTLY AND AS OF NOVEMBER 25, 2025: THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A COGNIZANT STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS. THIS DERIVATIVE ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT, THE AMOUNT OF ATTORNEYS' FEES AND EXPENSES, OR THE AMOUNT OF THE SERVICE AWARD DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION. PLEASE TAKE NOTICE that the parties to the above-captioned stockholder derivative action have reached an agreement to settle the derivative claims brought on behalf of and for the benefit of Cognizant. The terms of the settlement are set forth in a Stipulation and Agreement of Settlement dated November 25, 2025 (the "Stipulation").1 This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the U.S. District Court for the District of New Jersey. A link to the text of the Stipulation and the full-length Long-Form Notice of Pendency and Proposed Settlement of Stockholder Derivative Action may be found on the "Investors" page of Cognizant's website at www._______________.com. 1 All capitalized terms herein have the same meanings as set forth in the Stipulation. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 75 of 87 PageID: 2207

- 2 - Under the terms of the Stipulation, as a part of the proposed Settlement, the Defendants shall cause their insurers to pay to Cognizant a sum of $5.5 million (the "Settlement Fund"), minus the court-approved Fee and Expense Amount. Defendants acknowledge that Plaintiff's and Plaintiff's Counsel's demand, litigation, and settlement efforts caused Defendants' insurers to agree to make the cash payment to Cognizant. In consideration of the substantial benefit conferred upon Cognizant as a direct result of the Settlement and the efforts of Plaintiff and Plaintiff's Counsel in the Derivative Action, Plaintiff's Counsel will request Court approval of an award of attorneys' fees and expenses not to exceed $1,830,000 (or approximately 33% of the Settlement Fund). Plaintiff's Counsel also will apply to the Court for a service award of up to $15,000 to Plaintiff, subject to Court approval, which will be paid from any approved Fee and Expense Amount. A hearing will be held on _______________, 2025, at ____ _.m., before the Honorable Evelyn Padin of the U.S. District Court for the District of New Jersey at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J. 07101, Courtroom MLK 4C (the "Settlement Hearing"), at which the Court will determine whether to approve the Settlement. Any Current Cognizant Stockholder has a right, but is not required, to appear and to be heard at the Settlement Hearing, providing that he, she, or it is a stockholder Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 76 of 87 PageID: 2208

- 3 - of record or beneficial owner of Cognizant common stock and was a stockholder of record or beneficial owner of Cognizant common stock as of November 25, 2025. Any Current Cognizant Stockholder who satisfies this requirement may enter an appearance through counsel of such stockholder's own choosing and at such stockholder's own expense, or may appear on his or her own. However, you shall not be heard at the Settlement Hearing unless, no later than _______________, 2025, you have filed with the Court a written notice of objection containing the following information: 1. Your name, legal address, and telephone number; 2. The case name and number (Palempalli v. Patsalos-Fox, et al., Case No. 2:21-cv-12025-EP-CF); 3. Proof of being a Cognizant stockholder currently and as of November 25, 2025; 4. The date(s) you acquired your Cognizant stock; 5. A statement of each objection being made; 6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and 7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 77 of 87 PageID: 2209

- 4 - If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before _________, 2025. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of New Jersey, at the Martin Luther King Building and U.S. Courthouse, 50 Walnut Street, Newark, N.J. 07101, and served by that date on each of the following Settling Parties' counsel: Counsel for Plaintiff: Stephen J. Oddo ROBBINS LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Counsel for Defendants: Daniel Roeser Charles A. Brown GOODWIN PROCTER LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 James Holsey Keale TANENBAUM KEALE LLP Three Gateway Center, Suite 1301 100 Mulberry Street Newark, New Jersey 07102 Nina Yadava Sarah D. Efronson JONES DAY 250 Vesey Street New York, New York 10281 Andrew J. Ehrlich Alison R. Benedon PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP 1285 Avenue of the Americas New York, New York 10019 Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 78 of 87 PageID: 2210

- 5 - YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ______________, 2025. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. If you fail to object in the manner and within the time prescribed above, you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s). Inquiries may be made to Plaintiff's Counsel: Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, California 92122, telephone: (619) 525-3990. PLEASE DO NOT CONTACT THE COURT OR DEFENDANTS REGARDING THIS NOTICE DATED: BY ORDER OF THE COURT U.S. DISTRICT COURT OF NEW JERSEY Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 79 of 87 PageID: 2211

EXHIBIT C Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 80 of 87 PageID: 2212

- 1 - HERMAN JONES LLP SERINA M. VASH 153 Central Avenue #131 Westfield, NJ 07090 svash@hermanjones.com Telephone: (404) 504-6516 Facsimile: (404) 504-6501 [Additional Counsel on Signature Page] Attorneys for Plaintiff UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY VISWANATHA PALEMPALLI, Derivatively on Behalf of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, Plaintiff, v. MICHAEL PATSALOS-FOX, JOHN N. FOX, JR., MAUREEN BREAKIRON-EVANS, LEO S. MACKAY, JR., ZEIN ABDALLA, FRANCISCO D'SOUZA, KAREN MCLOUGHLIN, RAJEEV MEHTA, GORDON J. COBURN, STEVEN SCHWARTZ, RAMAKRISHNAN CHANDRASEKARAN, JOHN E. KLEIN, JONATHAN CHADWICK, THOMAS M. WENDEL, LAKSHMI NARAYANAN, and ROBERT E. WEISSMAN, Defendants, -and- COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware Corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. 2:21-cv-12025-EP-CF [PROPOSED] ORDER AND FINAL JUDGMENT EXHIBIT C Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 81 of 87 PageID: 2213

- 1 - This matter came before the Court for hearing on ____________, 2025, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of Settlement dated November 25, 2025, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment. IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that: 1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation. 2. This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Derivative Action. 3. The Court finds that the Long-Form Notice and Summary Notice provided to Current Cognizant Stockholders constituted the best notice practicable under the circumstances. The Long-Form Notice and Summary Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process. 4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 82 of 87 PageID: 2214

- 2 - of the Settling Parties, and further finds that the Settlement is in the best interests of Cognizant and its stockholders. 5. The Settlement Fund (minus the court-approved Fee and Expense Amount discussed below in paragraph 11) shall be paid to Cognizant in accordance with the terms of the Stipulation. 6. The Derivative Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below. 7. Upon the Effective Date, the Released Plaintiff's Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Plaintiff's Claims (including Unknown Claims) against the Released Defendants' Persons. 8. Upon the Effective Date, each of the Released Defendants' Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants' Claims (including Unknown Claims) against the Released Plaintiff's Persons. 9. Neither the Stipulation, the Releases in paragraphs 7 and 8 above, nor the Settlement shall preclude or have any effect whatsoever with respect to any actions, suits, claims, debts, rights, liabilities, or causes of action of any nature, including both known and Unknown Claims that arise out of, are based upon, are Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 83 of 87 PageID: 2215

- 3 - related to, or are in connection with the allegations and claims asserted, which could have been asserted, or which could in the future be asserted against any Released Persons (other than the insurer(s) that pay(s) the Settlement) in Cognizant Technology Solutions Corp. v. Bohrer PLLC (f/k/a Jeremy I. Bohrer, PLLC) and Jeremy I. Bohrer, Case No. N22C-08-137 MMJ CCLD (Del. Super. Ct. Aug. 15, 2022). 10. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. 11. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws or statutes. 12. The Court hereby approves the sum of $ _______ for the payment of Plaintiff's Counsel's attorneys' fees and expenses in the Derivative Action ("Fee and Expense Amount"), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiff's Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation. 13. The Court hereby approves the service award of $ _______ for Plaintiff to be paid from Plaintiff's Counsel's Fee and Expense Amount in recognition of Plaintiff's participation and effort in the prosecution of the Derivative Action. Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 84 of 87 PageID: 2216

- 4 - 14. The Stipulation, including the exhibits thereto, the Settlement, the existence of any of the provisions contained in the Stipulation, the acts performed or negotiations, discussions and drafts leading to the execution of the Stipulation or the Settlement, and any proceedings pursuant to or in connection with the Stipulation or the approval of the Settlement (including any arguments proffered or statements made in connection therewith), shall not be deemed to prejudice in any way the positions of Defendants with respect to the Derivative Action or any other action or proceeding, shall not be deemed a presumption, a concession, or an admission by any of Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been, might have been, or might in the future be alleged or asserted in the Derivative Action or with respect to any of the claims settled in the Derivative Action, or that the consideration to be given thereunder represents the consideration that could be or would have been recovered after trial, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly therein. 15. Notwithstanding paragraph 14 above, any of the Released Parties may file the Stipulation or the Judgment or any order of the Court related thereto in any Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 85 of 87 PageID: 2217

- 5 - action that may be brought against him/her/them or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. 16. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Action on the date immediately prior to the execution of the Stipulation; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) the Fee and Expense Amount paid to Plaintiff's Counsel shall be refunded in accordance with paragraph 4.3 of the Stipulation; and (d) all negotiations, proceedings, documents prepared, and statements made in connection with the Settlement and Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 86 of 87 PageID: 2218

- 6 - Stipulation, except paragraphs 4.3, 6.3, and 7.4 therein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose. 17. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so. 18. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure. IT IS SO ORDERED. DATED: HONORABLE EVELYN PADIN UNITED STATES DISTRICT JUDGE Case 2:21-cv-12025-EP-CF Document 132-2 Filed 11/26/25 Page 87 of 87 PageID: 2219